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                                                                  EXHIBIT 10.22


                       AMENDMENT TO EMPLOYMENT AGREEMENT

         This AMENDMENT TO Employment Agreement (this "Amendment") is made and entered into this 8th day of December, 2000 by and among Paradyne Networks, Inc., a Delaware corporation (hereinafter, the "Company"), Paradyne Corporation, a Delaware corporation, and Andrew S. May (hereinafter, "Executive"), to be effective as of December 8, 2000.


                                   BACKGROUND
                                   ----------

         Executive currently serves as the Chief Executive Officer of the Company pursuant to that certain Employment Agreement with Paradyne Corporation dated as of October 31, 1996 (the "Employment Agreement"). Executive, Paradyne Corporation and the Company have mutually agreed that Executive's role at the Company will change as of the effective date of this Amendment, such that Executive will remain as a member of the Board of Directors of the Company and will take on the role of Director of Strategy to the Company upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Term. Section 2 of the Employment Agreement is hereby deleted in its entirety and replaced by the following:

                  "2.      Term. Unless earlier terminated herein in accordance
         with this Agreement, the term of the Employment Agreement shall end on June 8, 2001 (the "Term"). The expiration of the Term shall not terminate or otherwise affect Executive's status as a director of the Company, which shall continue independently of this Agreement."

         2. Duties. Section 3 of the Employment Agreement is hereby deleted in its entirety and replaced by the following:

                  "3.      Duties.

                           3.1 Position. Executive hereby tenders his resignation as Chief Executive Officer of the Company and as an officer or director of any subsidiaries of the Company, to be effective on December 8, 2000. From December 8, 2000 through the remainder of the Term, Executive will serve as the Director of Strategy to the Company. In his capacity as Director of Strategy, Executive shall advise the Chief Executive Officer and the Board of Directors with respect to


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         strategic alternatives and opportunities for the Company. In such capacity, Executive will report directly to the Chief Executive Officer of the Company.

                           3.2 Extent of Service; Outside Activities. During the remainder of the Term, Executive agrees to devote not less than 24 hours per week of his business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder; provided, however, that it shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable, community, industry or professional activities, (ii) manage personal business interests and investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities under this Agreement, or (iii) serve on the boards of directors of at least two other companies that are not engaged in the development, manufacture or distribution of broadband network access products, defined for purposes of this Agreement as (i) DSLAMS for location in central offices and multi-dwelling units (MDUs) or (ii) frame relay service level management products for measuring the end-to-end performance of frame relay networks, as such terms are commonly used in the Company's industry.

                           3.3 Place of Performance. Executive shall work principally from his own home, but agrees to travel to the offices of the Company or other designated locations as reasonably requested from time to time in order to meet with other directors or officers of the Company."

         3. Compensation. Section 4 of the Employment Agreement is hereby deleted in its entirety and replaced by the following:

                  "4.      Compensation.

                           4.1 Base Salary. During the remaining Term, the Company will pay to Executive base salary at the rate of U.S. $16,667 per month ("Base Salary"), less normal withholdings, payable in installments consistent with the Company's payroll policies.

                           4.2 Bonus for Year 2000. Executive shall be entitled to receive his 2000 Incentive Compensation Payment based upon performance against the plan. If, for any reason, the Compensation Committee of the Company determines to reduce all incentive compensation payments, then Executive will receive the same percentage of the 2000 Incentive Compensation Payment as the other senior executives of the Company receive.

                           4.3 Company Benefit Plans. Executive shall participate in all of the Company's benefit plans including, without limitation, the Company's life insurance, medical, dental, prescription, short-term and long-term disability, accidental death and dismemberment, travel, and retirement savings plan, in accordance with the terms of such plans and consistent with Executive's position



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         with the Company. The Company may discontinue or amend any such plans.
         During the remainder of the Term, Executive shall be entitled to three weeks paid vacation in accordance with the policies of the Company.

                           4.4      Stock Options.

                                    4.4.1    Amendment to Existing Options. All
         of Executive's stock options to acquire common stock of the Company outstanding on December 8, 2000 shall be and hereby are amended to provide that such options, to the extent exercisable as of December 8, 2000, shall remain exercisable until June 8, 2002 (or, if Executive's employment is terminated for "cause" as defined in Section 6.2 or Executive resigns absent a "material breach by the Company" as defined in Section 6.3, then for a period of twelve (12) months after such termination of Executive's employment with the Company), in either case, subject to Section 11(b) of the Company's Amended and Restated 1996 Equity Incentive Plan. Except as so amended, such options shall continue to be governed by the terms and conditions of the plan(s) under which they were granted and by the specific provisions contained in Exhibit A attached hereto.

                                    4.4.2    Grant of New Options. On December
         8, 2000, Executive shall be granted additional stock options under the Company's 2000 Broad-Based Stock Plan (or any other option plan of Company as then in effect) to acquire 200,000 shares of common stock of the Company (the "New Options"), which New Options will have a term of 10 years and a per-share exercise price equal to the fair market value of such stock on the date of grant. The New Options will vest as to 50% of the shares at the end of three months from December 8, 2000 and as to 100% at the end of six months from December 8, 2000; provided, however, that upon the earlier occurrence of a Change in Control (as defined below) or the termination of Executive's employment by the Company without "cause" (as defined in Section 6.2), then the unvested portion of the New Options will automatically vest in full. Regardless of whether a Change in Control shall have occurred, the New Options shall remain exercisable for until June 8, 2002 (or, if Executive's employment is terminated for "cause" as defined in Section 6.2 or Executive resigns absent a "material breach by the Company" as defined in Section 6.3, then for a period of twelve
         (12) months after such termination of Executive's employment with the Company), in either case, subject to Section 11(b) of the Company's 2000 Broad-Based Stock Plan or the corresponding provision of the plan under which such options were granted.

                                    4.4.3    Change of Control. For the
         purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following events:

                                    (A)      any person becomes a "beneficial
         owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), directly or indirectly, of securities of the Company representing




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         50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (A) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions:
         (1) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its affiliates, (2) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (3) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (B) below); or

                                    (B)      the consummation of a
         reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (Paradyne Corporation shall be included in the definition of Company for purposes hereof) that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"); unless immediately following such Reorganization or Sale more than 65% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in this exception clause shall be deemed to be a "Non-Qualifying Transaction"); or

                                    (C)      any person or group that is not,
         as of December 8, 2000, affiliated with the Company, proposes a slate of new directors who, if elected, would constitute a majority of the Board (the "New Majority Slate"), and such New Majority Slate is, in fact, elected to the Board within a period not to exceed twelve (12) months, whether or not the election or nomination for election of such proposed New Majority Slate was approved by a majority of the individuals who, prior to such election, constituted the Board of Directors of the Company.

         4. Termination. Section 6.3 of the Employment Agreement is hereby amended by deleting clause (a) of the definition of "material breach by the Company".



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         5.       Miscellaneous. Section 9.1 of the Employment Agreement is
hereby amended by changing the address for notices to Executive to: Andrew S. May, 4304 Robin Lane, Tampa, Florida 33609.

         6. Release. The Employment Agreement is hereby amended by adding a new Section 9.6 thereof which reads as follows:

                  "9.6     Release. Upon the expiration of the Term or the
         earlier termination of Executive's employment, in consideration for the Company entering into this Amendment and the payment of the payments and benefits described herein, Executive, for himself, his successors, assigns, attorneys, and all those entitled to assert his rights, agrees to execute an appropriate release of employment-related claims against the Company and its respective officers, directors, stockholders, trustees, employees, agents, parent corporations, subsidiaries, affiliates, estates, successors, assigns and attorneys; provided, however, that nothing in such release shall release the Company of its obligations to Executive under this Agreement or any other contractual obligations between the Company or its affiliates and Executive, or any indemnification agreement between Executive and the Company or other indemnification obligations to Executive under the Company's bylaws, certificate of incorporation, Delaware law or otherwise.."

         7. Parachute Provisions. The Employment Agreement is hereby amended by adding a new Section 9.7 thereof which reads as follows:

                  "9.7     Reduction of Payments in Certain Events.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), then, prior to the making of any Payment to Executive, a calculation shall be made comparing (i) the net benefit to Executive of the Payment after payment of the Excise Tax, to (ii) the net benefit to Executive if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be limited to the extent necessary to avoid being subject to the Excise Tax (the "Reduced Amount"). In that event, Executive shall direct which Payments are to be modified or reduced.

                  (b) The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to Section 9.7(a)(i) and (ii) above shall be made by the Company's regular independent accounting firm at the expense of the Company or, at the




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         election and expense of Executive, another nationally recognized independent accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments which Executive was entitled to, but did not receive pursuant to Section 9.7(a), could have been made without the imposition of the Excise Tax ("Underpayment"). In such event, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

                  (c) In the event that the provisions of Code Section 280G and 4999 or any successor provisions are repealed without succession, this Section 9.7 shall be of no further force or effect."

         7. Ratification of Employment Agreement. As amended hereby, the Employment Agreement shall be and remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first above written.


                                          PARADYNE NETWORKS, INC.


                                          By: /s/ Thomas E. Epley
                                              ---------------------------------
                                                  Thomas E. Epley
                                          Title:  Chairman of the Board
                                                  of Directors


                                          EXECUTIVE:


                                          /s/ Andrew S. May
                                          -------------------------------------
                                              Andrew S. May



                                          PARADYNE CORPORATION


                                          By: /s/ Thomas E. Epley
                                              ---------------------------------
                                                  Thomas E. Epley
                                          Title:  Chairman of the Board
                                                  of Directors



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